COLUMBIA FINANCIAL, INC. ANNOUNCES
COMPLETION OF RSI BANK ACQUISITION

Fair Lawn, New Jersey, May 2, 2022 — Columbia Bank MHC, Columbia Financial, Inc. (NASDAQ: CLBK) and Columbia Bank (collectively, “Columbia”) announced today that Columbia has completed its acquisition of RSI Bancorp, M.H.C., RSI Bancorp, Inc. and RSI Bank (collectively, “RSI”), effective as of May 1, 2022.

At the effective time of the merger, RSI Bank was merged with and into Columbia Bank and depositors of RSI Bank became depositors of Columbia Bank, with the same rights and privileges in Columbia Bank MHC as if their accounts had been established in Columbia Bank on the date established at RSI Bank. In addition, as part of the transaction, the Company issued 6,086,314 shares of its common stock to Columbia Bank MHC.

In connection with the transaction, RSI Bank also made a $5.0 million charitable contribution to a donor advised fund at the Community Foundation of New Jersey, a 501(c)(3) charitable organization. The former directors of RSI Bank will have authority over grants made from the RSI Bank fund and will stipulate the areas of focus and donees for grants and donations made from the RSI Bank fund.

“We are excited to be combining two like-minded financial institutions that hold quality customer service and community support as a top priority. Adding the talented staff will ensure a seamless transition for our new customers,” said Thomas J. Kemly, President and Chief Executive Officer of Columbia. “We are also delighted to welcome David R. Taylor, President and Chief Executive Officer of RSI Bank, to the Board of Directors of Columbia Bank. Mr. Taylor’s industry experience will be a great addition to our existing Board and contribute to Columbia Bank’s future growth and community support initiatives.”

Columbia was advised in the transaction by the investment banking firm of Boenning & Scattergood, Inc. and represented by the law firm of Kilpatrick Townsend & Stockton LLP. RSI was advised by the investment banking firm of FinPro Capital Advisors, Inc. and represented by the law firm of Luse Gorman, PC.

About Columbia Financial, Inc.

Columbia Financial, Inc. is a Delaware corporation organized as the mid-tier stock holding company for Columbia Bank and Freehold Bank. The Company is a majority-owned subsidiary of Columbia Bank MHC. Columbia Bank is a federally chartered savings bank headquartered in Fair Lawn, New Jersey that operates 62 full-service banking offices. Freehold Bank is a federally chartered savings bank headquartered in Freehold, New Jersey that operates two full-service banking offices. Both Columbia Bank and Freehold Bank offer traditional services to customers and businesses in their market areas.

Forward-Looking Statements

This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on the Company’s current expectations, estimates and projections about future events. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: (i) the cost savings from the acquisition of RSI may not be fully realized or may take longer than expected to be realized; (ii) operating costs, customer loss and business disruption following the acquisition of RSI may be greater than expected; (iii) the interest rate environment may further compress margins and adversely affect net interest income; (iv) the risks associated with continued diversification of assets and adverse changes to credit quality; (v) changes in legislation, regulations and policies; and (vi) the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Columbia’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Columbia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.